UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2022

EATON CORPORATION plc
(Exact name of registrant as specified in its charter)

Ireland	000-54863	98-1059235
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Eaton House, 30 Pembroke Road, Dublin 4, Ireland	D04 Y0C2
(Address of principal executive offices)	(Zip Code)

+353 1637 2900
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary shares ($0.01 par value)	ETN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2022, the Company announced that Uday Yadav, President and Chief Operating Officer – Electrical Sector, has decided to leave the Company and to pursue other opportunities as of April 22, 2022.

Mr. Yadav will be eligible to receive earned compensation and benefits under the applicable Company retirement plans and programs.   He will also be entitled to severance payments and benefits for named executive officers as described in the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2022, including (i) a payment equal to two times his current base salary and target annual incentive under the short term incentive plan; (ii) pro-rated eligibility in the open award periods under the Company’s performance-based long-term incentive program (ESIP); and (iii) continued vesting of his unvested stock options and restricted stock units.

On April 4, 2022, the Company announced that Heath Monesmith, age 51, will be appointed President and Chief Operating Officer – Electrical Sector, effective July 5, 2022.  The information required by Items 401(b), (d), and (e) and Item 404(a) of Regulation S-K regarding Mr. Monesmith was previously reported in the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2022 and is incorporated by reference herein.

Also, on April 4, 2022, the Company announced that Paulo Ruiz will be appointed President and Chief Operating Officer – Industrial Sector, effective July 5, 2022.  Mr. Ruiz, age 47, currently is serving as President, Energy Solutions and Services Group, Electrical Sector Americas at the Company and from April 2019 to August 2021, he served as the Hydraulics Group President at the Company.  From October 2017 to April 2019, he served as Chief Executive Officer of Dresser-Rand, a Siemens business.  Prior to that, he served as Executive Vice President - Global Solutions at Dresser Rand.  There is no arrangement or understanding between Mr. Ruiz and any other person pursuant to which he was selected as an officer of the Company, and there are no family relationships between Mr. Ruiz and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Ruiz has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

The Company has not entered into new or modified compensation arrangements with Mr. Monesmith and Mr. Ruiz at this time.

A copy of the press release issued by the Company on April 4, 2022 is included as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Item	Exhibit
99.1	Press Release issued April 4, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eaton Corporation plc

Date: April 4, 2022	/s/ April Miller Boise
April Miller Boise Executive Vice President and Chief Legal Officer